EXHIBIT 5


                               COPY OF THE


                      INVESTMENT ADVISORY AGREEMENT

                      INVESTMENT ADVISORY AGREEMENT

   AGREEMENT, effective commencing on May 1, 1998, between Key Equity Management Corporation, a Maryland corporation (the "Advisor") and Greenspring Fund, Incorporated, a Maryland corporation (the "Fund").

   WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated October 21, 1982 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company; and

   WHEREAS, the Fund wishes to retain the Advisor to render investment advisory services to the Fund and the Advisor is willing to furnish such services to the Fund; and

   WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Fund and the Advisor as follows:

   1. APPOINTMENT. The Fund hereby appoints the Advisor to act as investment advisor to the Fund for the periods and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided. The
Advisor will furnish, without cost to the Fund, or provide and pay the cost of, such office facilities, furnishings, and office equipment as may be required by the Fund.

   2.   INVESTMENT ADVISORY DUTIES.

        (A) Subject to the supervision of the Board of Directors of the Fund, the Advisor will (I) provide a program of continuous investment management for the Fund in accordance with the 1940 Act, the Fund's investment objectives, policies and limitations as stated in the Fund's Prospectus (the "Prospectus") and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Advisor by the Fund; (ii) make investment decisions for the Fund; and (iii) place orders to purchase and sell for the Fund.

        (B) In performing its investment management services to the Fund hereunder, the Advisor will provide the Fund with ongoing investment guidance and policy direction, including oral and/or written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. The Advisor will determine the securities, instruments, repurchase agreements, options, futures and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's investments. The Advisor will determine what portion of the Fund's investments shall be invested in securities and other assets, and what portion, if any, should be held invested in money market equivalents or held in cash reserves. Subject to the approval of the Board of Directors (including a majority of the Fund's Directors who are not "interested persons" of the Fund as defined in the 1940 Act) and of the shareholders of the Fund, the Advisor may delegate to a sub-advisor its duties enumerated in Section 2 hereof. The Advisor shall continue to supervise the performance of any such sub-advisor and shall report regularly thereon to the Fund's Board of Directors.

        (C) The Advisor shall be responsible for selecting members of securities exchanges, brokers and dealers (such members, brokers and dealers being hereinafter referred to as "brokers") for the execution of the Fund's portfolio transactions consistent with the Fund's brokerage policy and, when applicable, the negotiation of commissions in connection therewith. All decisions and placements shall be made in accordance with the following principles:

            (i) Purchase and sale orders will usually be placed with brokers that are selected by the Advisor as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is executed, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Advisor in determining the overall reasonableness of brokerage commissions.

            (ii) In selecting brokers for portfolio transactions, the Advisor shall take into account its past experience as to brokers qualified to achieve "best execution," including brokers who specialize in any foreign securities held by the Fund.

            (iii) If the Board of Directors so authorizes the Advisor, the Advisor may allocate brokerage business to brokers who have provided brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act") for the

Fund and/or other accounts, if any, for which the Advisor exercises investment discretion (as defined in Section 3(a)(35) of the 1934 Act) and, as to transactions for which fixed minimum commission rates are not applicable, to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund and the other accounts, if any, as to which it exercises investment discretion. In reaching such determination, the Advisor will not be required to place or attempt to place a specific dollar value on the research or execution services of a broker or on the portion of any commission reflecting either of said services. In demonstrating that such determinations were made in good faith, the Advisor shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Fund's brokerage policy; that the research services provide lawful and appropriate assistance to the Advisor in the performance of its investment decision-making responsibilities, and that the commissions were within a reasonable range. Whether commissions were within a reasonable range shall be based on any available information as to the level of commissions known to be charged by other brokers on comparable transactions, but there shall be taken into account the Fund's policies that
(a) obtaining a low commission is deemed secondary to obtaining a favorable securities price, since it is recognized that usually it is more beneficial to the Fund to obtain a favorable price than to pay the lowest commission; and (b) the quality, comprehensiveness and frequency of research studies which are provided for the Advisor are useful to the Advisor in performing its advisory services under this Agreement. Research services provided by brokers to the Advisor are considered to be in addition to, and not in lieu of, services required to be performed by the Advisor under this Agreement. Research furnished by brokers through which the Fund effects securities transactions may be used by the Advisor for any of its accounts, and not all such research may be used by the Advisor for the Fund. When execution of portfolio transactions is allocated to brokers trading on exchanges with fixed brokerage commission rates, account may be taken of various services provided by the broker.

                     (iv) Purchases and sales of portfolio securities within the United States other than on a securities exchange shall be executed with primary market makers acting as principal, except where, in the judgment of the Advisor, better prices and execution may be obtained on a commission basis or from other sources.

   (D) The Advisor further agrees that, in performing its duties hereunder, it will:

                        (i) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

                        (ii) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

                        (iii) place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information and/or in this Agreement and in accordance with applicable legal requirements;

                        (iv) furnish to the Fund whatever statistical information the Fund may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Advisor will keep the Fund and its Directors informed of developments materially affecting the Fund's investments and shall, on the Advisor's own initiative, furnish to the Fund from time to time whatever information the Advisor believes appropriate for this purpose;

                       (v) make available to the Fund, promptly upon its request, such copies of the Advisor's investment records and ledgers with respect to the Fund as may be required to assist the Fund in its compliance with applicable laws and regulations. The Advisor will furnish the Directors with such periodic and special reports regarding the Fund as they may reasonably request; and

                       (vi) immediately notify the Fund in the event that the Advisor or any of its affiliates (a) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement; or (b) becomes aware that it is the subject of an administrative inquiry, proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Advisor further agrees to notify the Fund immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto that may reasonably be required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this Section 3, the Advisor shall pay the compensation and expenses of all of its directors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes for such persons), and the Advisor shall make available, without expenses to the Fund, the service of its directors, officers and employees who may be duly-elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

The Advisor shall not be required to pay any expenses of the Fund other than those specifically allocated to the Advisor in this Section 3. In particular, but without limiting the generality of the foregoing, the Advisor shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are officers or employees of the Advisor whose services may be involved, for the following expenses of the Fund; organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Advisor's overhead and employee costs); fees payable to the Advisor and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's custodian, any sub-custodian, transfer agent, registrar, or dividend disbursing agent; payments to the Advisor for maintaining the Fund's financial books and records and calculating the daily net asset value pursuant to Section 4 hereof, other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Fund; expenses relating to investor relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; any litigation expenses; costs of stockholders' meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Fund who are not officers or employees of the Advisor, and travel expenses (or an appropriate portion thereof) of officers or directors of the Fund who are officers, directors or employees of the Advisor to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund with respect to matters concerning the Fund, or any committees thereof or advisors thereto.

4. COMPENSATION. As compensation for the services provided and expenses assumed by the Advisor under this Agreement, the Fund will pay the Advisor at the end of each calendar month an advisory fee as set forth in Schedule A hereto. The advisory fee is computed daily as a percentage of the Fund's net assets. The "net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the articles and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's securities may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month when the Advisor's compensation is payable at the end of such month, then such value shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

In the event that the Advisor's gross compensation hereunder shall, when added to the other expenses of the Fund, cause the aggregate expenses of the Fund to exceed the maximum expenses permitted under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Fund may be qualified for offer and sale, the total compensation paid or payable to the Advisor shall be reduced (but not below zero), to the extent necessary to cause the Fund not to exceed such expense limitation. Except to the extent that such reduction has been reflected in lowered monthly payments to the Advisor, the Advisor shall refund to the Fund the amount by which the total of payments received by the Advisor are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that the Advisor shall not be required to pay the Fund an amount greater than the fee otherwise payable to the Advisor in respect of such year. As used in this Section 4, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof and "expense limitation" shall mean a limitation on the maximum annual expenses which may be incurred by an investment company as determined by applicable law. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Advisor's compensation for any fiscal year of the Fund; provided, however, that nothing in this Agreement shall limit the Advisor's fees if not required by an applicable statute or regulation referred to above in this Section 4.

5. BOOKS AND RECORDS. The Advisor agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 of the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions.

The Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. The Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable law and regulations.

6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Advisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Advisor against any liability to the Fund or to holders of the Fund's shares to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's directors, employees or other affiliates of the Advisor performing services with respect to the Fund.

7. SERVICES NOT EXCLUSIVE. It is understood that the services of the Advisor are not exclusive, and that nothing in this Agreement shall prevent the Advisor from providing similar services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other services and activities do not, during the term of the Agreement, interfere in a material manner with the Advisor's ability to meet its obligations to the Fund hereunder. When the Advisor recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Advisor nor any of its directors, officers or employees shall act as a principal or agent or receive any commission, provided that portfolio transactions for the Fund may be executed through firms affiliated with the Advisor, in accordance with applicable legal requirements. If the Advisor provides any advice to its clients concerning the shares of the Fund, the Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

8. DURATION AND TERMINATION. This Agreement shall continue until May 1, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Directors or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days written notice to the Advisor or (b) by the Advisor at any time without penalty, upon sixty
(60) days written notice to the Fund. Notwithstanding the foregoing, this Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (a) a majority of the outstanding voting securities of the Fund, and (b) a majority of the Directors, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

10.    MISCELLANEOUS.

         A. This Agreement shall be governed by the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules, regulations or orders of the SEC thereunder.

        B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

        C. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

        D. Nothing herein shall be construed as constituting the Advisor as an agent of the Fund.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of May 1, 1998.


        GREENSPRING FUND, INCORPORATED

        By:  ___________________________________
        Its: ___________________________________

        KEY EQUITY MANAGEMENT CORPORATION

        By:  ____________________________________
        Its: ____________________________________

                                SCHEDULE A
                   TO THE INVESTMENT ADVISORY AGREEMENT
                          DATED MAY 1, 1998 BETWEEN
                         GREENSPRING FUND, INC. AND
                     KEY EQUITY MANAGEMENT CORPORATION


   Pursuant to Section 4 of this Agreement, the Fund shall pay the Advisor, at the end of each calendar month, compensation computed daily at an annual rate of the Fund's average daily net assets as follows:

AVERAGE DAILY NET ASSETS               FEE
$0 to $250,000,000                    0.75%
$250,000,000 to $500,000,000          0.70%
in excess of $500,000,000             0.65%